AMALGAMATION AGREEMENT

This Amalgamation Agreement made as of the 7th day of July, 2004.

BETWEEN:

SPEARHEAD RESOURCES INC., a corporation incorporated pursuant to the Business Corporations Act (Alberta)

(“Spearhead”)

AND:

CAMFLO INTERNATIONAL INC., a corporation continued pursuant to the Business Corporations Act (Yukon)

(“Camflo”)

WHEREAS:

A.

Spearhead and Camflo are both companies listed on the TSXV;

B.

The parties intend to effect a merger of the shareholdings and operations of Spearhead and Camflo through amalgamation as a result of which Spearhead and Camflo will continue as Amalco; and

C.

The parties intend to propose such amalgamation and related transactions to their shareholders pursuant to and in accordance with the Business Corporations Act (Alberta), in accordance with the policies of the TSXV and in accordance with the terms hereinafter set forth;

NOW THEREFORE THIS AGREEMENT WITNESSES that, in consideration of the premises and the respective covenants and agreements herein contained, the sufficiency of which both parties acknowledge, the parties hereto covenant and agree as follows:

PART 1
INTERPRETATION

1.1

Definitions

In this Agreement, including the recitals, unless there is something in the subject matter or context inconsistent therewith, the following terms shall have the following meanings:

(a)

“Act” means the Business Corporations Act, S.A. 2000, c. B-9, as amended, together with all regulations adopted thereunder;

(b)

“Agreement” means this Amalgamation Agreement;

(c)

“Amalco” means the corporation continuing from the Amalgamation, which will be known as Charger Petroleum Corp.;

(d)

“Amalco Common Shares” means common shares in the capital of Amalco;

(e)

“Amalco Preferred Shares” means preferred shares in the capital of Amalco;

(f)

“Amalgamating Corporations” means Spearhead and Camflo;

(g)

“Amalgamation” means the amalgamation of Spearhead and Camflo under the Act contemplated by this Agreement;

(h)

“Articles of Amalgamation” means the articles of amalgamation set out in Exhibit “1” hereto;

(i)

“Business Day” means a day other than a Saturday, Sunday or statutory holiday in Calgary, Alberta;

(j)

“Camflo Shareholders’ Meeting” means the special meeting of holders of Camflo Shares to be held to consider and, if thought fit, approve the Amalgamation;

(k)

“Camflo Shares” means the issued and outstanding common shares of Camflo;

(l)

“Certificate of Amalgamation” means a certificate of amalgamation issued by the Registrar pursuant to the Act;

(m)

“Continuance” means the continuance of Camflo from the Yukon to Alberta pursuant to the provisions of the Act and the Business Corporations Act;

(n)

“Effective Date” means the date the Certificate of Amalgamation is issued under the Act in respect of the Amalgamation;

(o)

“Joffre Properties” refers to those certain mineral leases located in the Joffre area of Alberta currently held, as to an 32% working interest, by Spearhead;

(p)

“Market Price” means the closing price of the Spearhead or Camflo Shares, as the case may be, on the TSXV for the last trading day prior to the Effective Date or, if there were no trades on that date, shall be the closing price of the last trading day on which there were trades;

(q)

“Paramount” means Paramount Resources Ltd.;

(r)

“Private Placement” means the proposed issuance by Camflo of up to 16,000,000 shares of Camflo at a price of $0.50 per common share and $0.55 per flow-through share pursuant to an engagement letter with Dominick & Dominick Securities Inc. dated April 8, 2004;

(s)

“Public Record” means, with respect to either Spearhead or Camflo such documents, including but not limited to financial statements and material change reports, as such company shall have filed in accordance with the continuous disclosure obligations of applicable securities legislations;

(t)

“Registrar” means the Registrar of Corporations or a Deputy Registrar of Corporations for the Province of Alberta duly appointed under the Act;

(u)

“Spearhead Shareholders’ Meeting” means the special meeting of holders of Spearhead Shares to be held to consider and, if thought fit, approve the Amalgamation;

(v)

“Spearhead Shares” means the issued and outstanding common shares of Spearhead;

(w)

“Subsidiary” means a subsidiary as defined in the Securities Act (Alberta); and

(x)

“TSXV” means the TSX Venture Exchange Inc.

1.2

Headings

The division of this Agreement into articles, sections, paragraphs and other subdivisions, and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation hereof.

1.3

Interpretation

In this Agreement, except where otherwise specified:

(a)

the terms “this Agreement”, “hereof”, “herein”, “hereunder” and similar expressions refer, unless otherwise specified, to this Agreement taken as a whole and not to any particular section, paragraph or clause;

(b)

words importing the singular number or masculine gender shall include the plural number or the feminine or neuter genders, and vice versa;

(c)

all references to Schedules refer, unless otherwise specified, to schedules to this Agreement;

(d)

all references to sections refer, unless otherwise specified, to sections, paragraphs or clauses of this Agreement and reference to paragraphs or clauses refer to paragraphs in the same section as the reference or clauses in the same paragraph as the reference; and

(e)

words and terms denoting inclusiveness (such as “include” or “includes” or “including”), whether or not so stated, are not limited by and do not imply limitation of, their context or the words or phrases which precede or succeed them.

1.4

Governing Law and Jurisdiction

This Agreement and, unless otherwise specified therein, all other documents and instruments delivered in accordance with this Agreement shall be governed by and interpreted in accordance with the laws of the Province of Alberta.  The parties irrevocably submit to the jurisdiction of the courts of the Province of Alberta.

1.5

Invalidity, Etc.

Any provision hereof which is prohibited or unenforceable shall be ineffective only to the extent of such prohibition or unenforceability, without invalidating the remaining provisions hereof.

1.6

Date for Any Action

In the event that any date on which any action is required to be taken hereunder by any of the parties hereto is not a Business Day, such action shall be required to be taken on the next succeeding Business Day.

1.7

Entire Agreement

This Agreement constitutes the entire agreement between the parties pertaining to the subject matter hereof and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written, between the parties with respect to the subject matter hereof and in particular, without limiting the generality of the foregoing, supercedes and replaces that letter of intent between the parties dated June 7, 2004.

1.8

Schedules

The following Schedules form part of this Agreement:

Exhibit 1 - Articles of Amalgamation

Exhibit 2 - By-laws

PART 2
THE AMALGAMATION

2.1

Agreement To Amalgamate

Camflo and Spearhead agree to amalgamate pursuant to the Act in accordance with the terms of this Agreement.

2.2

Effect of Amalgamation

On the Effective Date:

(a)

Spearhead and Camflo shall be amalgamated under the provisions of the Act and shall continue as one corporation;

(b)

the property of each of Spearhead and Camflo shall continue to be the property of Amalco;

(c)

Amalco shall continue to be liable for the obligations of each of Spearhead and Camflo;

(d)

the Articles of Amalgamation attached hereto as Exhibit “1” shall be the articles of Amalco;

(e)

the share certificates evidencing Spearhead Shares shall cease to represent any claim upon or interest in Spearhead or Amalco, but rather shall represent only the right of the holder of such Spearhead Shares to receive a certificate representing Amalco Common Shares in denominations as determined in accordance with the terms of this Agreement and the Amalgamation; and

(f)

the share certificates evidencing Camflo Shares shall cease to represent any claim upon or interest in Camflo or Amalco, but rather shall represent only the right of the holder of such Camflo Shares to receive a certificate representing Amalco Common Shares in denominations as determined in accordance with the terms of this Agreement and the Amalgamation.

2.3

Certain Provisions Applicable to Amalco

(a)

the name of Amalco shall be Charger Petroleum Corp.;

(b)

the registered office of Amalco shall be located at the City of Calgary, in the Province of Alberta;

(c)

the authorized share capital of Amalco shall consist of an unlimited number of common shares, an unlimited number of preferred shares, the rights, privileges, restrictions and conditions of which are set forth in the schedule attached to the Articles of Amalgamation;

(d)

there shall be no restrictions upon the right to transfer any shares of Amalco;

(e)

the minimum number of directors in Amalco shall be three and the maximum number of directors shall be eleven;

(f)

there shall be no restriction on the business which Amalco may carry on;

(g)

the first directors of Amalco shall be the persons whose names are set out below, who shall hold office until the first annual meeting of Amalco, or until their successors are elected or appointed:

Doug Street	51 Hawkside Close N.W., Calgary, Alberta, T3G 3K5
Brian Murray	16 Silver Tip Place, RR #3, High River, Alberta, T1V 1Z1
Tom Doyle	1205 – 789 West Pender Street, Vancouver, B.C., V6C 1H2
Greg Burnett	604 – 750 West Pender Street, Vancouver, B.C., V6C 2T7
Jack McManus	75 Lott Creek Hollow, Calgary, Alberta, T3Z 3A9

The subsequent directors shall be elected each year thereafter at the annual meeting of the shareholders of Amalco;

(h)

the by-laws of Amalco shall be the by-laws as set out in Exhibit “2” attached hereto until repealed, amended, altered or added to;

(i)

the auditors of Amalco shall be KPMG, Chartered Accountants; and

(j)

the financial year end of Amalco shall be December 31.

2.4

Conversion of Share Capital

On the Effective Date, the authorized share capital of Amalco shall be as set forth in the Articles of Amalgamation.  The issued and outstanding shares in the capital of each of the Amalgamating Corporations shall be converted into issued and outstanding Amalco Common Shares on the Effective Date as follows:

(a)

each four (4) issued and outstanding Camflo Shares (other than Camflo Shares held by registered holders who have exercised dissent rights and who are ultimately entitled to be paid fair market value for such shares) shall be converted into three issued, fully paid and non-assessable Amalco Common Shares subject to adjustment; provided that fractional Amalco Common Shares shall not be issued to holders of Camflo Shares.  In lieu of issuing a fractional Amalco Common Share, Amalco shall pay to any holder of Camflo Shares who would otherwise be entitled to acquire a fractional interest in an Amalco Common Share an amount in the lawful money of Canada equal to the Market Price of such fractional interest, provided that Amalco shall not be required to make any payment that is less than $1.00; and

(b)

each one (1) issued and outstanding Spearhead Share (other than Spearhead Shares held by registered holders who have exercised dissent rights and who are ultimately entitled to be paid fair market value for such shares) shall be converted into one (1) issued, fully paid and non-assessable Amalco Common Share subject to adjustment; provided that fractional Amalco Common Shares shall not be issued to holders of Spearhead Shares.  In lieu of issuing a fractional Amalco Common Share, Amalco shall pay to any holder of Spearhead Shares who would otherwise be entitled to acquire a fractional interest in an Amalco Common Share an amount in the lawful money of Canada equal to the Market Price of such fractional interest, provided that Amalco shall not be required to make any payment that is less than $1.00.

2.5

Options

In accordance with the terms of options and warrants issued by Camflo and Spearhead which are outstanding on the date hereof and upon the Amalgamation being effective, outstanding options to purchase Spearhead Shares and Camflo Shares will become outstanding options to purchase Amalco Common Shares on the same terms as to the expiry date of such outstanding options and subject to appropriate adjustments as to the exercise price and number of shares to be acquired pursuant to such options so as to give effect to the conversion ratio applicable to Spearhead Shares and Camflo Shares respectively, as detailed in Section  hereof.

2.6

Stated Capital

Upon the Amalgamation, Amalco shall add to the stated capital account maintained in respect of the Amalco Common Shares an amount equal to the aggregate paid-up capital for purposes of the Income Tax Act (Canada) of the Camflo Shares immediately before the Effective Date plus the aggregate paid-up capital for purposes of the Income Tax Act (Canada) of the Spearhead Shares immediately before the Effective Date.

PART 3
REPRESENTATIONS AND WARRANTIES

3.1

Representations and Warranties of Spearhead

Spearhead represents and warrants to and in favour of Camflo as follows and acknowledges that Camflo is relying upon such representations and warranties in connection with the matters contemplated by this Agreement:

(a)

Spearhead is duly organized and validly existing, and has the corporate power and authority to enter into this Agreement, to conduct its business and, subject to obtaining the requisite approvals contemplated hereby, to perform its obligations hereunder and all other acts which may be necessary to effect the Amalgamation;

(b)

there are 17,232,105 Spearhead Shares issued and outstanding as of the date hereof;

(c)

there are 840,000 outstanding options to acquire Spearhead Shares, the terms and conditions of which are as disclosed in the Public Record:

(d)

there are 3,300,000 outstanding warrants to acquire Spearhead Shares, the terms and conditions of which are as disclosed in the Public Record;

(e)

there are a further 2,282,222 Spearhead Shares issuable upon conversion of outstanding convertible debentures, the terms and conditions of which are disclosed in the Public Record;

(f)

Spearhead proposes to issue up to a further 3,300,000 Spearhead Shares in settlement of certain outstanding indebtedness, which issuance remains subject to TSXV Acceptance;

(g)

other than as described in clauses (c), (d), (e) and (f), no person holds any securities convertible into Spearhead Shares or any other shares of Spearhead or has any agreement, warrant or option or any right capable of becoming an agreement, warrant or option for the purchase of any unissued shares of Spearhead;

(h)

as of the date hereof, Spearhead has no outstanding liabilities or contingent liabilities other than as disclosed in its Public Record;

(i)

Spearhead has no Subsidiaries or share investments;

(j)

the execution and delivery of this Agreement by Spearhead and the performance of its obligations thereunder have been approved by the Board of Directors of Spearhead;

(k)

the execution and delivery of this Agreement by Spearhead and the completion of the transactions contemplated herein:  (i) do not and will not result in the breach of, or violate any term or provision of, the articles or by-laws of Spearhead; (ii) do not and will not conflict with, result in the breach of, constitute a default under, or accelerate or permit the acceleration of the performance required by, any agreement, instrument, licence, permit or authority to which Spearhead is a party or by which it is bound, which agreement, instrument, licence, permit or authority is material to Spearhead, or to which any material property of Spearhead is subject, or result in the creation of any lien, charge or encumbrance upon any of the material assets of Spearhead, under any such agreement or instrument, or give to others any material interest or right with respect to Spearhead, including rights of purchase, termination, cancellation or acceleration, under any such agreement, instrument, licence, permit or authority; and (iii) do not and will not, as of the Effective Date, breach any provision of law or administrative regulation or any judicial or administrative award, judgment or decree applicable to, and known (after due enquiry) to, Spearhead the breach of which would have a material adverse effect on Spearhead;

(l)

there are no actions, suits, proceedings or investigations commenced, or to the knowledge of Spearhead (after due enquiry) contemplated or threatened, against or affecting Spearhead at law or in equity before or by any court or any arbitrator, governmental department, commission, board, bureau, agency, or instrumentality, domestic or foreign, of any kind nor, to the best of the knowledge of Spearhead (after due enquiry), are there any existing facts or conditions which may reasonably be expected to be a proper basis for any actions, suits, proceedings or investigations, other than in connection with the exercise of rights of dissent in respect of this Agreement, which in any case would prevent or hinder the consummation of the transactions contemplated by this Agreement or which can reasonably be expected to have a material adverse effect on the business, operations, properties or assets, financial or otherwise, of Spearhead;

(m)

the execution and delivery of this Agreement and the completion of the transactions contemplated herein have been duly authorized by the board of directors of Spearhead, and this Agreement constitutes a valid and binding obligation of Spearhead enforceable against it in accordance with its terms;

(n)

Spearhead is a “reporting issuer” as defined in the Securities Act (Alberta) and Securities Act (British Columbia) and is not the subject of a cease trade order for failure to make any filings required to be made pursuant thereto or the regulations made thereunder;

(o)

as at the date hereof there are reasonable grounds for believing that no creditor of Spearhead will be prejudiced by the Amalgamation;

(p)

there are no agreements, covenants, undertakings, rights of first refusal or other commitments of Spearhead or any instruments binding on it or its properties:

(i)

which would preclude Spearhead from entering into the transactions contemplated in this Agreement;

(ii)

under which the transactions contemplated in this Agreement would have the effect of imposing restrictions or obligations on Amalco greater than those imposed upon Spearhead which would give a third party as a result of the transactions contemplated in this Agreement right to terminate any material agreement to which Spearhead is a party or to purchase any of their respective assets; or

(iii)

which would impose restrictions on the ability of Amalco:

(A)

to carry on any business which it might choose to carry on within any geographical area, subject to existing areas of mutual interest that may affect the ability of Amalco to do so;

(B)

to acquire property or dispose of its property and assets as an entirety;

(C)

to pay any dividends, redeem shares or make other distributions to its shareholders;

(D)

to borrow money or to mortgage and pledge its property as security therefor; or

(E)

to change its corporate status; and

(q)

the representations, warranties or statement of fact made in this section do not contain any untrue statement of a material fact or omit to state any material fact necessary to make any such warranty or representation not misleading to Camflo in seeking full information as to Spearhead and its assets, liabilities and business.

3.2

Representations and Warranties of Camflo

Camflo represents and warrants to and in favour of Spearhead as follows and acknowledges that Spearhead is relying upon such representations and warranties in connection with the matters contemplated by this Agreement:

(a)

Camflo is duly organized and validly existing, and has the corporate power and authority to enter into this Agreement, to conduct its business and, subject to obtaining the requisite approvals contemplated hereby, to perform its obligations hereunder and all other acts which may be necessary to effect the Amalgamation;

(b)

there are 14,004,062 Camflo Shares issued and outstanding as of the date hereof;

(c)

there are 736,933 outstanding options to acquire Camflo Shares, as of the date hereof, the terms and conditions of which are as disclosed in the Public Record;

(d)

there are 8,898,667 outstanding warrants to acquire Camflo Shares as of the date hereof, the terms and conditions of which are as disclosed in the Public Record;

(e)

under the terms of the Private Placement, Camflo has agreed to issue to Dominick and Dominick Securities Inc. brokers warrants equal to 10% of the number of Camflo Shares issued in respect of the Private Placement, each such broker’s warrant entitling the holder thereof to acquire a Camflo Share at a price of $0.50 per Camflo Share for a period of 18 months following the closing of the Private Placement;

(f)

other than as described in clauses (c), (d) and (e), no person holds any securities convertible into Camflo Shares or any other shares of Camflo or has any agreement, warrant or option or any right capable of becoming an agreement, warrant or option for the purchase of any unissued shares of Camflo;

(g)

as of the date hereof, Camflo has no outstanding liabilities or contingent liabilities other than as disclosed in the Public Record;

(h)

Camflo has no Subsidiaries or share investments;

(i)

the execution and delivery of this Agreement by Camflo and the performance of its obligations thereunder have been approved by the Board of Directors of Camflo;

(j)

the execution and delivery of this Agreement by Camflo and the completion of the transactions contemplated herein: (i) do not and will not result in the breach of, or violate any term or provision of, the articles or by-laws of Camflo; (ii) do not and will not conflict with, result in the breach of, constitute a default under, or accelerate or permit the acceleration of the performance required by, any agreement, instrument, licence, permit or authority to which Camflo is a party or by which it is bound, which agreement, instrument, licence, permit or authority is material to Camflo, or to which any material property of Camflo is subject, or result in the creation of any lien, charge or encumbrance upon any of the material assets of Camflo, under any such agreement or instrument, or give to others any material interest or right with respect to Camflo, including rights of purchase, termination, cancellation or acceleration, under any such agreement, instrument, licence, permit or authority; and (iii) do not and will not, as of the Effective Date, breach any provision of law or administrative regulation or any judicial or administrative award, judgment or decree applicable to, and known (after due enquiry) to, Camflo the breach of which would have a material adverse effect on Camflo;

(k)

there are no actions, suits, proceedings or investigations commenced, or to the knowledge of Camflo (after due enquiry) contemplated or threatened, against or affecting Camflo at law or in equity before or by any court or any arbitrator, governmental department, commission, board, bureau, agency, or instrumentality, domestic or foreign, of any kind nor, to the best of the knowledge of Camflo (after due enquiry), are there any existing facts or conditions which may reasonably be expected to be a proper basis for any actions, suits, proceedings or investigations, other than in connection with the exercise of rights of dissent in respect of this Agreement, which in any case would prevent or hinder the consummation of the transactions contemplated by this Agreement or which can reasonably be expected to have a material adverse effect on the business, operations, properties or assets, financial or otherwise, of Camflo;

(l)

the execution and delivery of this Agreement and the completion of the transactions contemplated herein have been duly authorized by the board of directors of Camflo, and this Agreement constitutes a valid and binding obligation of Camflo enforceable against it in accordance with its terms;

(m)

Camflo is a “reporting issuer” as defined in the Securities Act (British Columbia) and Securities Act (Alberta) and is not the subject of a cease trade order for failure to make any filings required to be made pursuant thereto or the regulations made thereunder;

(n)

as at the date hereof there are reasonable grounds for believing that no creditor of Camflo will be prejudiced by the Amalgamation;

(o)

there are no agreements, covenants, undertakings, rights of first refusal or other commitments of Camflo or any instruments binding on it or its properties:

(i)

which would preclude Camflo from entering into the transactions contemplated in this Agreement;

(ii)

under which the transactions contemplated in this Agreement would have the effect of imposing restrictions or obligations on Amalco greater than those imposed upon Camflo which would give a third party as a result of the transactions contemplated in this Agreement right to terminate any material agreement to which Camflo is a party or to purchase any of their respective assets; or

(iii)

which would impose restrictions on the ability of Amalco:

(A)

to carry on any business which it might choose to carry on within any geographical area, subject to existing areas of mutual interest that may affect the ability of Amalco to do so;

(B)

to acquire property or dispose of its property and assets as an entirety;

(C)

to pay any dividends, redeem shares or make other distributions to its shareholders;

(D)

to borrow money or to mortgage and pledge its property as security therefor; or

(E)

to change its corporate status; and

(p)

the representations, warranties or statement of fact made in this section do not contain any untrue statement of a material fact or omit to state any material fact necessary to make any such warranty or representation not misleading to Spearhead in seeking full information as to Camflo and its assets, liabilities and business.

3.3

Recourse on Breach

The parties hereby agree and acknowledge that the sole recourse of any party hereto against any other in the event of any breach of a representation or warranty known by such other party on or before the Effective Date shall be as provided for in Sections  and  hereof.

PART 4
COVENANTS

4.1

Covenants of Spearhead

Spearhead hereby covenants and agrees as follows:

(a)

until the Effective Date, Spearhead will not amalgamate or consolidate with, or enter into any other corporate reorganization with, any other corporation or person or perform any act or enter into any transaction or negotiation which, in the opinion of Camflo acting reasonably, interferes or is inconsistent with the completion of the transactions contemplated hereby.  Without limiting the foregoing, Spearhead will not: (i) make any distribution by way of dividend, return of capital or otherwise to or for the benefit of its shareholders; or (ii) issue any of its shares or other securities convertible into shares or enter into any commitment or agreement therefor, other than as included in the entitlements to acquire Spearhead Shares described in Sections , ,  and ;

(b)

Spearhead shall immediately cease and cause to be terminated all solicitations, discussions or negotiations, if any, and shall not solicit, discuss or encourage any other proposals or agreements with respect to possible mergers with other companies;

(c)

Spearhead shall not alter or amend in any way its articles or by-laws as the same exist at the date of this Agreement;

(d)

Spearhead shall do all such other acts and things as may be necessary or required in order to give effect to the Amalgamation.  Without limiting the foregoing, Spearhead shall use commercially reasonable efforts to apply for and obtain, and will cooperate in applying for and obtaining:

(i)

the approvals of its shareholders required for the implementation of the Amalgamation and in this regard shall cause shareholders holding a minimum of 40% of the issued and outstanding shares of Spearhead to enter into voting support agreements in form satisfactory to Camflo, acting reasonably, wherein such persons shall agree to vote Spearhead Shares beneficially owned by them in favour of the Amalgamation; and

(ii)

such other consents, orders or approvals as counsel may advise are necessary or desirable for the implementation of the Amalgamation, including those referred to in Section  hereof.

4.2

Covenants of Camflo

Camflo hereby covenants and agrees as follows:

(a)

prior to or on the Effective Date, Camflo shall be continued into Alberta under the Act;

(b)

until the Effective Date, Camflo will not amalgamate or consolidate with, or enter into any other corporate reorganization with, any other corporation or person or perform any act or enter into any transaction or negotiation which, in the opinion of Spearhead acting reasonably, interferes or is inconsistent with the completion of the transactions contemplated hereby.  Without limiting the foregoing, Camflo will not: (i) make any distribution by way of dividend, return of capital or otherwise to or for the benefit of its shareholders; or (ii) issue any of its shares or other securities convertible into shares or enter into any commitment or agreement therefor other than as included in the entitlements to acquire Camflo Shares described in Sections ,  and ;

(c)

Camflo shall immediately cease and cause to be terminated all solicitations, discussions or negotiations, if any, and shall not solicit, discuss or encourage any other proposals or agreements with respect to possible mergers with other companies;

(d)

Camflo shall not alter or amend in any way its articles or by-laws as the same exist at the date of this Agreement;

(e)

Camflo shall do all such other acts and things as may be necessary or required of it in order to give effect to the Continuance and the Amalgamation.  Without limiting the foregoing, Camflo shall use commercially reasonable efforts to apply for and obtain, and cooperate in applying for and obtaining:

(i)

the approvals of its shareholders required for the implementation of the Amalgamation and in this regard shall cause shareholders holding a minimum of 40% of the issued and outstanding shares of Camflo to enter into voting support agreements in form satisfactory to Spearhead, acting reasonably, wherein such persons shall agree to vote Camflo Shares beneficially owned by them in favour of the Continuance and the Amalgamation; and

(ii)

such other consents, orders or approvals as counsel may advise are necessary or desirable for the implementation of the Amalgamation, including those referred to in Section  hereof.

PART 5
CONDITIONS

5.1

Conditions

The respective obligations of the parties hereto to complete the transactions contemplated by this Agreement and to file the Articles of Amalgamation shall be subject to satisfaction, on or before the Effective Date, of the following conditions:

(a)

the Amalgamation with or without amendment, shall have been approved at the Spearhead Shareholders’ Meeting, or any adjournment thereof, in accordance with the Act and shall have otherwise been approved by the requisite majority of persons entitled or required to vote thereon as determined by the Act and the policies of the TSXV;

(b)

the Amalgamation with or without amendment, shall have been approved at the Camflo Shareholders’ Meeting, or any adjournment thereof, in accordance with the Act and shall have other-wise been approved by the requisite majority of persons entitled or required to vote thereon as determined by the Act and the policies of the TSXV;

(c)

the holders of no more than 10% of the issued and outstanding Spearhead Shares shall have exercised rights of dissent in respect of the Amalgamation other than in circumstances where either Camflo or Spearhead elects to fund the repurchase of the Spearhead Shares with respect to which rights of dissent have been exercised in accordance with the provisions of applicable law;

(d)

the holders of no more than 10% of the issued and outstanding Camflo Shares shall have exercised rights of dissent in respect of the Amalgamation other than in circumstances where either Camflo or Spearhead elects to fund the repurchase of the Camflo Shares with respect to which rights of dissent have been exercised in accordance with the provisions of applicable law;

(e)

there shall not be in force any order or decree restraining or enjoining the consummation of the transactions contemplated by this Agreement;

(f)

all other consents, orders, regulations and approvals, including regulatory and judicial approvals and orders required, necessary or desirable for the completion of the transactions contemplated by this Agreement shall have been obtained or received from the persons, authorities or bodies having jurisdiction in the circumstances, to include but not be limited to the approval of the TSXV;

(g)

none of the consents, orders, regulations or approvals contemplated herein shall contain terms or conditions or require undertakings or security considered unsatisfactory or unacceptable by any of the parties hereto;

(h)

this Agreement shall not have been terminated under Article 6;

(i)

Camflo shall have completed the acquisition of Spearhead’s right, title and interest in and to the Joffre Properties on terms acceptable to both parties and shall otherwise have advanced sufficient monies to Spearhead by way of loan, on terms agreeable to both parties, so as to enable the amount of indebtedness owing by Spearhead to Paramount to be reduced by $5,000,000; and

(j)

the indebtedness owing by Spearhead to Paramount shall be reduced by $5,000,000 and Paramount shall have agreed to defer repayment of the balance of such indebtedness for a period and on terms acceptable to both parties.

5.2

Conditions to Obligations of Each Party

The obligation of each of the parties to this Agreement to complete the transactions contemplated by this Agreement is further subject to the conditions, which may be waived by such party without prejudice to its right to rely on any other condition in favour of such party, that:

(a)

the covenants of the other such party hereto to be performed on or before the Effective Date pursuant to the terms of this Agreement shall have been duly performed;

(b)

except as affected by the transactions contemplated by this Agreement, the representations and warranties of the other such party hereto shall be true and correct in all material respects when made and as at the Effective Date, with the same effect as if such representations and warranties had been made at, and as of, the Effective Date; and

(c)

since the date of the agreement, there will have been no material adverse change in the business, results of operations, assets, liabilities, financial conditions or affairs of the other party, financial or otherwise except for the purchase and sale of the Joffre Properties as described in Section , and, except for the entitlements described in Sections , ,  and  and Sections ,  and , and the Private Placement, there will have been no changes to the existing authorized or issued share capital of the other party.

5.3

Merger of Conditions

The conditions set out in Sections  and  shall be conclusively deemed to have been satisfied, waived or released on the filing of Articles of Amalgamation under the Act.

PART 6
AMENDMENT AND TERMINATION

6.1

Amendment

This Agreement may, at any time and from time to time before and after the holding of the Spearhead Shareholders’ Meeting and Camflo Shareholders’ Meeting but not later than the Effective Date, be amended by written agreement of the parties hereto without further notice to or authorization on the part of the holders of Spearhead Shares or Camflo Shares.  Without limiting the generality of the foregoing, any such amendment may:

(a)

change the time for performance of any of the obligations or acts of the parties hereto;

(b)

waive any inaccuracies or modify any of the covenants contained herein or in any document to be delivered pursuant hereto; or

(c)

waive compliance with or modify any of the covenants herein contained or waive or modify performance of any of the obligations of the parties hereto;

provided that, notwithstanding the foregoing, the consideration to be received by holders of Spearhead Shares and Camflo Shares shall not be decreased without the approval of the holders of Spearhead Shares or Camflo Shares, respectively, given in the same manner as required for the approval of the Amalgamation.

6.2

Termination

(a)

This Agreement may, at any time before or after the holding of the Spearhead Shareholders’ Meeting or the Camflo Shareholders’ Meeting or both but prior to the Effective Date, be terminated by agreement of the parties without further action on the part of the holders of Spearhead Shares or Camflo Shares.

(b)

This Agreement shall be terminated without further action on the part of the holders of Spearhead Shares or Camflo Shares if the Certificate of Amalgamation giving effect to the Amalgamation has not been obtained from the Registrar on or before October 31, 2004.

(c)

This Agreement may be terminated at any time prior to the Effective Date by Spearhead by written notice to Camflo if:

(i)

any of the conditions to be satisfied by Camflo hereunder have not been satisfied within the time provided; or

(ii)

the board of directors of Camflo fails to recommend, or withdraws in a manner adverse to Spearhead its recommendation to the Camflo Shareholders to approve the Amalgamation.

(d)

This Agreement may be terminated at any time prior to the Effective Date by Camflo by written notice to Spearhead if:

(i)

any of the conditions to be satisfied by Spearhead hereunder have not been satisfied within the time provided; or

(ii)

the board of directors of Spearhead fails to recommend, or withdraws in a manner adverse to Camflo its recommendation to the Spearhead Shareholders to approve the Amalgamation.

6.3

Termination Fees

(a)

In the event that this Agreement is terminated pursuant to this Section  or , all expenses and liabilities related to the transactions contemplated by this Agreement are to be shared equally between Spearhead and Camflo.

(b)

In the event that this Agreement is terminated by Spearhead pursuant to Section , Camflo shall pay to Spearhead the sum of $750,000.

(c)

In the event that this Agreement is terminated by Camflo pursuant to Section , Spearhead shall pay to Camflo the sum of $750,000.

PART 7
GENERAL

7.1

Notices

All notices which may or are required to be given pursuant to any provision of this Agreement shall be given or made in writing and shall be served personally or by telex or telecopy as follows:

(a)

in the case of Spearhead addressed to:

Douglas Street

Spearhead Resources Inc.

Suite 275, 999-8 Street S.W.

Calgary, Alberta  T2R 1J5

with a copy to:

Jimmi Duce

Gowling LaFleur Henderson LLP

Suite 1400, 700-2 Street S.W.

Calgary, Alberta  T2P 4V5

(b)

in the case of Camflo addressed to:

Thomas A. Doyle

Camflo International Inc.

1205 – 789 West Pender Street

Vancouver, B.C.   V6C 1H2

Fax:  (604) 685-9182

with a copy to:

David J. Cowan

Lang Michener LLP

PO Box 11117, Royal Centre

1500 – 1055 West Georgia Street

Vancouver, B.C.   V6E 4N7

Fax:  (604) 685-7084

or such other address of which a party may, from time to time, advise the other parties hereto by notice in writing given in accordance with the foregoing.  Date of receipt of any such notice shall be deemed to be the date of delivery thereof.

7.2

Access to Information

From the date hereof until the completion of the transactions contemplated by this Agreement each party will allow the other party and its respective authorized representatives, including legal counsel, access to all information, books or records relevant for the purpose of the transactions contemplated herein.  Each of the parties agrees that all information and documents so obtained will be kept confidential and the contents thereof will not be disclosed to any person without the prior written consent of the disclosing party.

7.3

Conduct of Business

From the date hereof until completion of the transactions contemplated herein, Spearhead and Camflo will each operate its business in a prudent and business-like manner in the ordinary course and in a manner consistent with past practice.

7.4

Confidentiality

(a)

No disclosure or announcement, public or otherwise, in respect of this Agreement or the transactions contemplated herein or therein will be made by any party without the prior written agreement of the other party as to timing, content and method, providing that the obligations herein will not prevent any party from making, after consultation with the other party, such disclosure as its counsel advises is required by applicable law.

(b)

Unless and until the transactions contemplated in this Agreement will have been completed, except with the prior written consent of the other party, each of the parties and their respective employees, officers, directors, shareholders, agents, advisors and other representatives will hold all information received from the other party in strictest confidence, except such information and documents available to the public or as are required to be disclosed by applicable law.

(c)

All such information in written form and documents will be returned to the party originally delivering them in the event that the transactions provided for in this Agreement are not consummated.

7.5

Assignment

No party may assign its rights or obligations under this Agreement or the Amalgamation without the prior written consent of the other parties hereto.

7.6

Binding Effect

This Agreement shall be binding upon and shall enure to the benefit of the parties hereto and their respective successors and permitted assigns.

7.7

Waiver

Any waiver or release of any of the provisions of this Agreement, to be effective, must be in writing executed by the parties granting the same.  Waivers may only be granted upon compliance with the terms governing amendments set forth in Section , mutatis mutandis.

7.8

Survival of Representation and Warranties

The representations and warranties herein shall survive the performance of the parties respective obligations hereunder and the termination of this Agreement but shall expire one year after the Effective Date.

7.9

Counterparts

This Agreement may be executed in one or more counterparts each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF the parties hereto have executed this Agreement as of the date first above written.

SPEARHEAD RESOURCES INC.

Per:

“Douglas Street”

Douglas Street, President and CEO

CAMFLO INTERNATIONAL INC.

Per:

“Thomas A. Doyle”

Thomas A. Doyle, President and CEO

EXHIBIT “1”

BUSINESS CORPORATIONS ACT FORM 9

(SECTION 179)

Alberta MUNICIPAL AFFAIRS Registries	Articles of Amalgamation
1. NAME OF CORPORATION:	2. CORPORATE ACCESS NUMBER:

3.

THE CLASSES, AND ANY MAXIMUM NUMBER OF SHARES THAT THE CORPORATION IS AUTHORIZED TO ISSUE:

The attached Schedule is incorporated into and forms part of the Articles of the Corporation.

4.

RESTRICTIONS ON SHARE TRANSFERS (IF ANY):

None.

5.

NUMBER, OR MINIMUM AND MAXIMUM NUMBER, OF DIRECTORS THAT THE CORPORATION MAY HAVE:

Minimum 3; Maximum 11

6.

RESTRICTIONS IF ANY ON BUSINESS THE CORPORATION MAY CARRY ON:

None

7.

OTHER PROVISIONS IF ANY:

The attached Schedule is incorporated into and forms part of the Articles of the Corporation.

	8. NAME OF AMALGAMATING CORPORATIONS.	CORPORATE ACCESS NO.
Spearhead Resources Inc.
Camflo International Inc.

9. DATE	SIGNATURE	TITLE
______________________________________

FOR DEPARTMENTAL USE ONLY		FILED

[*** CHECK RE: PLACE FOR HOLDING OF SHAREHOLDERS MEETING – NEED TO BE IN ARTICLES IF OUTSIDE OF ALBERTA?***]

THIS SCHEDULE IS INCORPORATED INTO AND FORMS

PART OF THE ARTICLES OF AMALGAMATION OF CHARGER PETROLEUM CORP. (the “Corporation”)

I.

Common Shares

The Corporation is authorized to issue an unlimited number of Common Shares.  The Common Shares shall be subject to the following rights, privileges, restrictions and conditions, namely:

(a)

The holders of the Common Shares shall be entitled to receive notice of, to attend at, and to vote at any meeting of shareholders of the Corporation;

(b)

The holders of the Common Shares shall be entitled to receive such dividends declared by the Corporation for the benefit of the Common Shares; and

(c)

The holders of the Common Shares shall be entitled to receive the remaining property of the Corporation on dissolution after the creditors of the Corporation and the holders of the Preferred Shares outstanding at the time have been satisfied.

II.

Preferred Shares

The Corporation is authorized to issue an unlimited number of Preferred Shares.  The Preferred Shares shall have attached thereto, as a class, the following rights, privileges, restrictions and conditions, namely:

(a)

DIRECTORS’ RIGHT TO ISSUE IN ONE OR MORE SERIES

The Preferred Shares may at any time, or from time to time, be issued in one or more series, each series to consist of such number of shares as may, before the issue thereof, be determined by resolution of the board of directors of the Corporation;

(b)

DIRECTORS’ RIGHT TO FIX TERMS OF EACH SERIES

The directors of the Corporation shall, by ordinary resolution, fix from time to time before the issue thereof the designation, price, restrictions, conditions and limitations attaching to the Preferred Shares of each series including, without limiting the generality of the foregoing, the rate or amount of dividends or the method of calculating dividends, if any, the dates of payment thereof, the redemption or purchase prices and terms and conditions of redemption or purchase, any voting rights, any conversion rights and any sinking fund or other provisions;

(c)

RANKING OF PREFERRED SHARES

The Preferred Shares of each series shall rank, both as regards to dividends and return of capital, in priority of all other shares of the Corporation.  The Preferred Shares of any series may also be given such other preferences over the Common Shares and over any other shares of the Corporation ranking junior to the Preferred Shares, as may be fixed in accordance with subsection 2(b) hereof; provided, however, that no rights, privileges, restrictions or conditions attached to a series of shares shall confer on a series a priority in respect of voting, dividends or return of capital over any other series of shares of the same class that are then outstanding.

2

THIS SCHEDULE IS INCORPORATED INTO AND FORMS

PART OF THE ARTICLES OF AMALGAMATION OF CHARGER PETROLEUM CORP. (the “Corporation”)

III.

OTHER RULES OR PROVISIONS (IF ANY):

The directors may, between annual general meetings, appoint one or more additional directors of the Corporation to serve until the next annual general meeting of the Corporation’s shareholders, but the number of additional directors shall not at any time exceed one-third (1/3) of the number of directors who held office at the expiration of the last annual general meeting of the Corporation’s shareholders.

EXHIBIT “2”

BY-LAW NO. 1

A By-Law relating generally to the transaction of

the business and affairs of Charger Petroleum Corp.

CONTENTS

SECTION

SUBJECT

One

Interpretation

Two

Business of the Corporation

Three

Directors

Four

Committees

Five

Protection of Directors and Officers

Six

Shares

Seven

Dividends

Eight

Meetings of Shareholders

Nine

Notices

Ten

Effective Date

IT IS HEREBY ENACTED as By-law No. 1 of Charger Petroleum Corp. (hereinafter called the “Corporation”) as follows:

SECTION ONE
INTERPRETATION

1.01

Definitions

In the by-laws of the Corporation, unless the context otherwise requires:

“Act” means the Business Corporations Act of Alberta, and any statute that may be substituted therefor, as from time to time amended;

“appoint” includes “elect” and vice versa;

“articles” means the articles attached to the Certificate of Amalgamation of the Corporation as from time to time amended or restated;

“board” means the board of directors of the Corporation;

“by-laws” means this by-law and all other by-laws of the Corporation from time to time in force and effect;

“meeting of shareholders” means any meeting of shareholders, including any meeting of one or more classes or series of shareholders;

“recorded address” means, in the case of a shareholder, his address as recorded in the securities register; in the case of joint shareholders, the address appearing in the securities register in respect of such joint holding or the first address so appearing if there are more than one; and, in the case of a director, officer, auditor or member of a committee of the board, his latest address as recorded in the records of the Corporation;

“signing officer” means, in relation to any instrument, any person authorized to sign the same on behalf of the Corporation by Section 2.03 or by a resolution passed pursuant thereto.

Save as aforesaid, words and expressions defined in the Act have the same meanings when used herein; and words importing the singular number include the plural and vice versa; words importing gender include the masculine, feminine and neuter genders; and words importing persons include individuals, bodies corporate, partnerships, trusts and unincorporated organizations.

1.02

Conflict with the Act

To the extent of any conflict between the provisions of the by-laws and the provisions of the Act, the provisions of the Act shall govern.

1.03

Headings and Sections

The headings used throughout the by-laws are inserted for convenience of reference only and are not to be used as an aid in the interpretation of the by-laws.  “Section” followed by a number means or refers to the specified section of this by-law.

1.04

Invalidity of any Provision of By-laws

The invalidity or unenforceability of any provision of the by-laws shall not affect the validity or enforceability of the remaining provisions of the by-laws.

SECTION TWO
BUSINESS OF THE CORPORATION

2.01

Corporate Seal

The corporate seal of the Corporation, if any, shall be in such form as the board may from time to time by resolution approve.

2.02

Financial Year

The financial year of the Corporation shall end on such date in each year as the board may from time to time by resolution determine.

2.03

Execution of Instruments

Deeds, transfers, assignments, contracts, obligations, certificates and other instruments shall be signed on behalf of the Corporation by any one director or officer of the Corporation.  In addition, the board may from time to time direct the manner in which and the person or persons by whom any instrument or instruments may or shall be signed.  Any signing officer may affix the corporate seal to any instrument requiring the same.

2.04

Banking Arrangements

The banking business of the Corporation including, without limitation, the borrowing of money and the giving of security therefor, shall be transacted with such banks, trust companies or other bodies corporate or organizations as may from time to time be authorized by the board.  Such banking business or any part thereof shall be transacted under such agreements, instructions and delegations of powers as the board may from time to time prescribe or authorize.

2.05

Voting Rights in Other Bodies Corporate

The signing officers may execute and deliver proxies and arrange for the issuance of voting certificates or other evidence of the right to exercise the voting rights attaching to any securities held by the Corporation.  Such instruments, certificates or other evidence shall be in favour of such person or persons as may be determined by the persons executing such proxies or arranging for the issuance of voting certificates or such other evidence of the right to exercise such voting rights.  In addition, the board or, failing the board, the signing officers may from time to time direct the manner in which and the person or persons by whom any particular voting rights or class of voting rights may or shall be exercised.

2.06

Insider Trading Reports and Other Filings

Any one officer or director of the Corporation may execute and file on behalf of the Corporation insider trading reports and other filings of any nature whatsoever required under applicable corporate or securities laws.

2.07

Divisions

The board may from time to time cause the business and operations of the Corporation or any part thereof to be divided into one or more divisions upon such basis, including without limitation, types of business or operations, geographical territories, product lines or goods or services, as the board may consider appropriate in each case.  From time to time the board may authorize upon such basis as may be considered appropriate in each case:

(a)

the designation of any such division by, and the carrying on of the business and operations of any such division under, a name other than the name of the Corporation; provided that the Corporation shall set out its name in legible characters in all contracts, invoices, negotiable instruments and orders for goods or services issued or made by or on behalf of the Corporation; and

(b)

the appointment of officers for any such division and the determination of their powers and duties, provided that any such officers shall not, as such, be officers of the Corporation.

SECTION THREE
DIRECTORS

3.01

Number of Directors

If the articles provide for a minimum number and a maximum number of directors, unless otherwise provided in the articles, the number of directors of the Corporation shall be determined from time to time by resolution of the shareholders.

3.02

Calling and Notice of Meetings

Meetings of the board shall be called and held at such time and at such place as the board, the chairman of the board, the president or any two directors may determine, and the secretary or any other officer shall give notice of meetings when directed or authorized by such persons.  Notice of each meeting of the board shall be given in the manner provided in the Act to each director not less than forty-eight hours before the time when the meeting is to be held, provided that, if a quorum of directors is present, the board may without notice hold a meeting immediately following an annual meeting of shareholders.  Notice of a meeting of the board may be given verbally, in writing or by telephone, telegraph or any other means of communication.  A notice of a meeting of directors need not specify the purpose of or the business to be transacted at the meeting, except where required by the Act.  Notwithstanding the foregoing, the board may from time to time fix a day or days in any month or months for regular meetings of the board at a place and hour to be named, in which case, provided that a copy of any such resolution is sent to each director forthwith after being passed and forthwith after each director’s appointment, no other notice shall be required for any such regular meeting except where the Act requires specification of the purpose or the business to be transacted thereat.

3.03

Place of Meetings

Meetings of the board may be held at any place in or outside Alberta.  A director who attends a meeting of directors, in person or by telephone, is deemed to have consented to the location of the meeting except when he attends the meeting for the express purpose of objecting to the transaction of any business on the grounds that the meeting is not lawfully held.

3.04

Meetings by Telephone

With the consent of the chairman of the meeting or a majority of the directors present at the meeting, a director may participate in a meeting of the board or of a committee of the board by means of telephone or other communication facilities that permit all persons participating in the meeting to hear each other.  A director participating in such a meeting in such manner shall be considered present at the meeting and at the place of the meeting.

3.05

Quorum

The quorum for the transaction of business at any meeting of the board shall consist of a majority of the directors provided that, if the board consists of only one director, the quorum for the transaction of business at any meeting of the board shall consist of one director.

3.06

Chairman

The chairman of any meeting of the board shall be the director present at the meeting who is the first mentioned of the following officers as have been appointed: chairman of the board, president or a vice-president (in order of seniority).  If no such officer is present, the directors present shall choose one of their number to be chairman.

3.07

Action by the Board

At all meetings of the board every question shall be decided by a majority of the votes cast on the question.  In case of an equality of votes the chairman of the meeting shall not be entitled to a second or casting vote.  The powers of the board may be exercised by resolution passed at a meeting at which a quorum is present or by resolution in writing signed by all the directors who would be entitled to vote on that resolution at a meeting of the board.  Resolutions in writing may be signed in counterparts.

3.08

Adjourned Meeting

Any meeting of directors may be adjourned from time to time by the chairman of the meeting, with the consent of the meeting, to a fixed time and place.  The adjourned meeting shall be duly constituted if a quorum is present and if it is held in accordance with the terms of the adjournment.  If there is no quorum present at the adjourned meeting, the original meeting shall be deemed to have terminated forthwith after its adjournment.

3.09

Remuneration and Expenses

The directors shall be paid such  remuneration for their services as the board may from time to time determine.  The directors shall also be entitled to be reimbursed for reasonable travelling and other expenses properly incurred by them in attending meetings of the board or any committee thereof.  Nothing herein contained shall preclude any director from serving the Corporation in any other capacity and receiving remuneration therefor.

3.10

Officers

The board from time to time may appoint one or more officers of the Corporation and, without prejudice to rights under any employment contract, may remove any officer of the Corporation.  The powers and duties of each officer of the Corporation shall be those determined from time to time by the board and, in the absence of such determination, shall be those usually incidental to the office held.

3.11

Agents and Attorneys

The board shall have the power from time to time to appoint agents or attorneys for the Corporation in or outside Canada with such powers of management or otherwise (including the power to sub-delegate) as may be thought fit.

SECTION FOUR
COMMITTEES

4.01

Transaction of Business

The powers of any committee of directors may be exercised by a meeting at which a quorum is present or by resolution in writing signed by all the members of such committee who would have been entitled to vote on that resolution at a meeting of the committee.  At all meetings of committees every question shall be decided by a majority of the votes cast on the question.  In case of an equality of votes the chairman of the meeting shall not be entitled to a second or casting vote.  Resolutions in writing may be signed in counterparts.

4.02

Procedure

Unless otherwise determined by the board, a quorum for meetings of any committee shall be a majority of its members, each committee shall have the power to appoint its chairman and the rules for calling, holding, conducting and adjourning meetings of the committee shall be the same as those governing the board.  Each member of a committee shall serve during the pleasure of the board of directors and, in any event, only so long as he shall be a director.  The directors may fill vacancies in a committee by appointment from among their members.  Provided that a quorum is maintained, the committee may continue to exercise its powers notwithstanding any vacancy among its members.

SECTION FIVE
PROTECTION OF DIRECTORS AND OFFICERS

5.01

Limitation of Liability

No director or officer for the time being of the Corporation shall be liable for the acts, receipts, neglects or defaults of any other director or officer or employee, or for joining in any receipt or act for conformity, or for any loss, damage or expense happening to the Corporation through the insufficiency or deficiency of title to any property acquired by the Corporation or for or on behalf of the Corporation or for the insufficiency or deficiency of any security in or upon which any of the moneys of or belonging to the Corporation shall be placed or invested, or for any loss or damage arising from the bankruptcy, insolvency or tortious act of any person, firm or corporation including any person, firm or corporation with whom or with which any moneys, securities or effects shall be lodged or deposited, or for any loss, conversion, misapplication or misappropriation of or any damage resulting from any dealings with any moneys, securities or other assets of or belonging to the Corporation or for any other loss, damage or misfortune whatsoever which may happen in the execution of the duties of his respective office or trust or in relation thereto unless the same shall happen by or through his failure to exercise the powers and to discharge the duties of his office honestly, in good faith and with a view to the best interests of the Corporation and to exercise the care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances.

5.02

Indemnity

The Corporation shall, to the maximum extent permitted under the Act, indemnify a director or officer, a former director or officer, and a person who acts or acted at the Corporation’s request as a director or officer of a body corporate of which the Corporation is or was a shareholder or creditor, and his heirs and legal representatives, against all costs, charges and expenses, including any amount paid to settle an action or satisfy a judgment, reasonably incurred by him in respect of any civil, criminal or administrative action or proceeding to which he is made a party by reason of being or having been a director or officer of the Corporation or such body corporate.

SECTION SIX
SHARES

6.01

Non-Recognition of Trusts

Subject to the provisions of the Act, the Corporation may treat as the absolute owner of any share the person in whose name the share is registered in the securities register as if that person had full legal capacity and authority to exercise all rights of ownership, irrespective of any indication to the contrary through knowledge or notice or description in the Corporation’s records or on the share certificate.

6.02

Joint Shareholders

If two or more persons are registered as joint holders of any share:

(a)

the Corporation shall record only one address on its books for such joint holders; and

(b)

the address of such joint holders for all purposes with respect to the Corporation shall be their recorded address; and

any one of such persons may give effectual receipts for the certificate issued in respect thereof or for any dividend, bonus, return of capital or other money payable or warrant issuable in respect of such share.

SECTION SEVEN
DIVIDENDS

7.01

Dividend Cheques

A dividend payable in cash shall be paid by cheque of the Corporation or of any dividend paying agent appointed by the board, to the order of each registered holder of shares of the class or series in respect of which it has been declared and mailed by prepaid ordinary mail to such registered holder at his recorded address, unless such holder otherwise directs and the Corporation agrees to follow such direction.  In the case of joint holders the cheque shall, unless such joint holders otherwise direct and the Corporation agrees to follow such direction, be made payable to the order of all of such joint holders and mailed to them at their recorded address.  The mailing of such cheque as aforesaid, unless the same is not paid on due presentation, shall satisfy and discharge the liability for the dividend to the extent of the sum represented thereby plus the amount of any tax which the Corporation is required to and does withhold.

7.02

Non-receipt of Cheques

In the event of non-receipt of any dividend cheque by the person to whom it is sent as aforesaid, the Corporation shall issue to such person a replacement cheque for a like amount on such terms as to indemnity, reimbursement of expenses and evidence of non-receipt and of title as the board may from time to time prescribe, whether generally or in any particular case.

7.03

Unclaimed Dividends

Any dividend unclaimed after a period of six years from the date on which the same has been declared to be payable shall be forfeited and shall revert to the Corporation.

SECTION EIGHT
MEETINGS OF SHAREHOLDERS

8.01

Chairman, Secretary and Scrutineers

The chairman of any meeting of shareholders, who need not be a shareholder of the Corporation, shall be the first mentioned of the following officers as has been appointed and is present at the meeting: chairman of the board, president or a vice-president (in order of seniority).  If no such officer is present and willing to act as chairman within fifteen minutes from the time fixed for holding the meeting, the persons present and entitled to vote shall choose one of their number to be chairman.  The chairman shall conduct the proceedings at the meeting in all respects and his decision in any matter or thing, including, but without in any way limiting the generality of the foregoing, any question regarding the validity or invalidity of any instruments of proxy and any question as to the admission or rejection of a vote, shall be conclusive and binding upon the shareholders.  The secretary of any meeting of shareholders shall be the secretary of the Corporation, provided that, if the Corporation does not have a secretary or if the secretary of the Corporation is absent, the chairman shall appoint some person, who need not be a shareholder, to act as secretary of the meeting.  The board may from time to time appoint in advance of any meeting of shareholders one or more persons to act as scrutineers at such meeting and, in the absence of such appointment, the chairman may appoint one or more persons to act as scrutineers at any meeting of shareholders.  Scrutineers so appointed may, but need not be, shareholders, directors, officers or employees of the Corporation.

8.02

Persons Entitled to be Present

The only persons entitled to be present at a meeting of shareholders shall be; (a) those entitled to vote at such meeting; (b) the directors and auditors of the Corporation; (c) others who, although not entitled to vote, are entitled or required under any provision of the Act, the articles or the by-laws to be present at the meeting;  (d) legal counsel to the Corporation when invited by the Corporation to attend the meeting; and (e) any other person on the invitation of the chairman or with the consent of the meeting.

8.03

Quorum

A quorum for the transaction of business at any meeting of shareholders shall be at least two persons present in person, each being a shareholder entitled to vote thereat or a duly appointed proxy or representative for an absent shareholder so entitled, and representing in the aggregate not less than five percent (5%) of the outstanding shares of the Corporation carrying voting rights at the meeting, provided that, if there should be only one shareholder of the Corporation entitled to vote at any meeting of shareholders, the quorum for the transaction of business at the meeting of shareholders shall consist of the one shareholder.

8.04

Representatives

The authority of an individual to represent a body corporate or association at a meeting of  shareholders of the  Corporation shall be established by depositing with the Corporation a certified copy of the resolution of the directors or governing body of the body corporate or association, as the case may be, granting such authority, or in such other manner as may be satisfactory to the chairman of the meeting.

8.05

Action by Shareholders

The shareholders shall act by ordinary resolution unless otherwise required by the Act, articles, by-laws or any unanimous shareholder agreement.  In case of an equality of votes either upon a show of hand or upon a poll, the chairman of the meeting shall not be entitled to a second or casting vote.

8.06

Show of Hands

Upon a show of hands every persons who is present and entitled to vote shall have one vote.  Whenever a vote by show of hands shall have been taken upon a question, unless a ballot thereon is required or demanded, a declaration by the chairman of the meeting that the vote upon the question has been carried or carried by a particular majority or not carried and an entry to that effect in the minutes of the meeting shall be prima facie evidence of the fact without proof of the number or proportion of the votes recorded in favour of or against any resolution or other proceeding in respect of the said question, and the result of the vote so taken shall be the decision of the shareholders upon the said question.

8.07

Ballots

A ballot required or demanded shall be taken in such manner as the chairman shall direct.  A requirement or demand for a ballot may be withdrawn at any time prior to the taking of the ballot.  If a ballot is taken each person present shall be entitled, in respect of the shares which he is entitled to vote at the meeting upon the question, to that number of votes provided by the Act or the articles, and the result of the ballot so taken shall be the decision of the shareholders upon the said question.

8.08

Meetings by Telephone

With the consent of the chairman of the meeting or the consent (as evidenced by a resolution) of the  persons present and entitled to vote at the meeting, a shareholder or any other person entitled to attend a meeting of  shareholders may participate in the meeting by means of telephone or other communication facilities that permit all persons participating in the meeting to hear each other, and a person participating in such a meeting by those means shall be considered present at the meeting and at the place of the meeting.

SECTION NINE
NOTICES

9.01

Omissions and Errors

The accidental omission to give any notice to any shareholder, director, officer, auditor or member of a committee of the board or the non-receipt of any notice by any such person or any error in any notice not affecting the substance thereof shall not invalidate any action taken at any meeting held pursuant to such notice or otherwise founded thereon.

9.02

Persons Entitled by Death or Operation of Law

Every person who, by operation of law, transfer, death of a shareholder or any other means whatsoever shall become entitled to any share, shall be bound by every notice in respect of such share which shall have been duly given to the shareholder from whom he derives his title to such share prior to his name and address being entered on the securities register (whether such notice was given before or after the happening of the event upon which he became so entitled) and prior to his furnishing to the Corporation the proof of authority or evidence of his entitlement prescribed by the Act.

SECTION TEN
EFFECTIVE DATE

10.01

Effective Date

This by-law shall come into force upon the issuance of the Certificate of Amalgamation of the Corporation.